UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 2, 2005 (November 30, 2005)
Baker Hughes Incorporated
(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	1-9397 (Commission File No.)	76-0207995 (I.R.S. Employer Identification No.)

3900 Essex Lane, Houston, Texas (Address of Principal Executive Offices)	77027 (Zip Code)
Registrant’s telephone number, including area code: (713) 439-8600

(former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On November 30, 2005, Baker Hughes Incorporated (the “Company”) announced that Charles S. Wolley will be appointed as a Vice President of the Company and as President of the Centrilift division effective January 1, 2006. In connection with this appointment as a Vice President of the Company and subject to the approval of the Company’s Board of Directors, Mr. Wolley will enter into an Indemnification Agreement and a Change in Control Severance Agreement, each effective January 1, 2006.
The Indemnification Agreement with Mr. Charles S. Wolley, will require the Company to indemnify Mr. Wolley against certain liabilities that may arise by reason of his status or service as a Vice President of the Company, to advance his expenses incurred as a result of a proceeding as to which he may be indemnified and to cover such person under any directors’ and officers’ liability insurance policy the Company chooses to maintain. The Indemnification Agreement is intended to provide indemnification rights to the fullest extent permitted under applicable indemnification rights statutes in the State of Delaware and shall be in addition to any rights Mr. Wolley may have under the Company’s Restated Certificate of Incorporation, Bylaws and applicable law.
The Change in Control Severance Agreement will define the benefits Mr. Wolley would receive in connection with certain change in control, or a potential change in control, events coupled with his loss of employment. If eligible, Mr. Wolley would receive certain benefits, including a lump sum payment based on three times a salary and bonus formula, continuation of health and insurance benefits for 36 months, a payment for incentive and benefit plans participation and a gross-up payment in respect of excise taxes.
The foregoing descriptions of the Indemnification Agreement and the Change in Control Agreement do not purport to be complete and are qualified in their entirety by reference to the applicable agreements, forms of which agreements were filed as exhibits to the Company’s Form 10-K for the year ended December 31, 2003 and Form 10-Q for the quarter ended September 30, 2004, respectively.
Effective January 1, 2006, Mr. William P. Faubel will replace Mr. David H. Barr as President of the Baker Atlas division. Mr. Barr has been acting as interim President of Baker Atlas since August 2005. Mr. Faubel, a Vice President of the Company, is currently the President of the Company’s Centrilift division.
Item 7.01 Regulation FD Disclosure.
On November 30, 2005, the Company issued a news release announcing the organizational changes effective as of January 1, 2006. A copy of the news release is being furnished with this Form 8-K as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.

99.1 News Release of Baker Hughes Incorporated dated November 30, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES INCORPORATED
Dated: December 2, 2005	By:	/s/Sandra E. Alford
Sandra E. Alford
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release dated November 30, 2005.